UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2012, Sealed Air Corporation (the “Company”) announced that Carol P. Lowe will join the Company as Senior Vice President and Chief Financial Officer, effective as of June 18, 2012.

Ms. Lowe, age 46, is currently the President of Carlisle FoodService Products, a subsidiary of Carlisle Companies Incorporated, a global diversified manufacturing company. Ms. Lowe has worked for Carlisle Companies Inc. for over ten years in a number of leadership positions including President of two business units, Vice President and Chief Financial Officer, and Treasurer.  Prior to joining Carlisle, Ms. Lowe served in various accounting and treasury positions at National Gypsum Company and she began her career in public accounting at Ernst & Young. Ms. Lowe has over twenty years of experience as a senior financial executive with experience in all financial and internal control activities, including financial planning and reporting, accounting, internal audit, investor relations, tax, treasury and risk management. Ms. Lowe is also a Certified Public Accountant and serves on the Board of Directors of Cytec Industries Incorporated. Ms. Lowe earned an MBA from Duke University and a Bachelor of Science in Accounting from the University of North Carolina at Charlotte.

Item 9.01    Financial Statements and Exhibits.

       (d)  Exhibits.

Exhibit Number	Description
99.1	Press Release of Sealed Air Corporation dated May 24, 2012

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ H. Katherine White
	Name:	H. Katherine White
	Title:	Vice President

Dated: May 24, 2012

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Sealed Air Corporation dated May 24, 2012